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                                                                   Exhibit 10.13

                  RISK-TO-CAPITAL RATIO MAINTENANCE AGREEMENT

     THIS AGREEMENT, made and entered into this 13th day of August, 1992, by and between CMAC INVESTMENT CORPORATION, a corporation organized and existing under the laws of the state of Delaware with its principal office located at 8 Penn Center, Philadelphia, PA 19103 (hereinafter referred to as "CMAC Investment"), and COMMONWEALTH MORTGAGE ASSURANCE COMPANY, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania with its principal office located at 8 Penn Center, Philadelphia, PA 19103 (hereinafter referred to as "CMAC").

     WHEREAS, CMAC Investment will become the owner of one hundred percent (100%) of the issued and outstanding common stock of CMAC; and

     WHEREAS, CMAC desires to expand its business opportunities and this Agreement will assist such expansion efforts.

     NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

     1. RISK TO CAPITAL RATIO

          CMAC Investment and CMAC mutually agree to take every reasonable action including, but not limited to, limiting the payment of dividends, purchasing pro rata quota-share reinsurance which will accomplish a transfer of risk to the reinsurer, limiting the level of new risk written, or raising additional capital to ensure that the risk to capital ratio of CMAC will be 19 to 1 lower for the Term of this Agreement.

          For purposes of this Agreement, the following definitions will apply:

          "Risk" shall mean the combined policy limits for CMAC and its wholly owned subsidiary, CMAC of Arizona for all primary mortgage guaranty insurance policies and all pool insurance policies. Policy limits would be reduced only by pro rata quota-share reinsurance from reinsurers acceptable to MOODY'S INVESTORS SERVICE (hereinafter referred to as "MOODY'S").

          "Capital" shall include, on a consolidated basis, statutory surplus (including the surplus of CMAC of Arizona) plus any contingency reserves (without duplication) minus any tax and loss bonds, investments in affiliated securities and any securities rated less than Baa by MOODY'S.

          CMAC shall provide MOODY'S, within fifteen days of the end of each month, with a report setting forth the risk to capital ratio as of the end of each month during the Term of this Agreement.

     2. FIXED INCOME SECURITIES

          CMAC Investment hereby agrees that during the Term of this Agreement, neither it nor CMAC will issue any fixed income securities (except for the preferred stock CMAC Investment intends to issue in connection with an initial public offering of its common stock) that would lower CMAC's financial strength rating from MOODY'S.

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     3. FINANCIAL STRENGTH

          CMAC Investment and CMAC mutually agree that neither will take any action which, to their knowledge, would have a material adverse impact on CMAC's then current financial strength rating from MOODY'S.

     4. TERM

          This Agreement shall have an initial term of 5 years from the date hereof and may be renewed for additional one year terms upon the provision, within ninety (90) days of any July 31, after 1997, of written notice to CMAC Investment by CMAC of its desire to extend this Agreement.

     5. VALIDITY OF AGREEMENT

          CMAC Investment represents to CMAC that it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to execute and deliver this Agreement and to carry out the transactions contemplated herein.

          The execution and delivery of this Agreement has been duly authorized by all necessary corporate action on the part of CMAC Investment and CMAC and no further corporate authorization on the part of CMAC Investment or CMAC is necessary to effectuate this Agreement.

          This Agreement constitutes a legal and valid and binding obligation of CMAC and CMAC Investment, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereinafter in effect relating to or affecting creditors' rights generally, and by general equitable principles affecting the availability of equitable relief.

     6. MODIFICATIONS

          CMAC Investment and CMAC hereby agree that no material modification, alteration, or amendment of this Agreement may become effective unless such modification, alteration, or amendment has been specifically approved by a two-thirds majority of the Board of Directors of each company.

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the day and date first above written.

CMAC INVESTMENT CORPORATION

BY: /s/ [Illegible]
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COMMONWEALTH MORTGAGE ASSURANCE COMPANY

BY: /s/ [Illegible]
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